2

                                        1
As filed with the Securities and
Exchange Commission on February 8, 2005                 Registration No. [____]
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                            -------------------------

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         COMMISSION FILE NO.: 000-050469

                              VERIDIUM CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                            59-3764931
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(State of other jurisdiction of                                   (IRS Employer
incorporation or organization)                               Identification No.)

1 JASPER STREET, PATERSON, NEW JERSEY                                 07522
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(Address of principal executive offices)                            (Zip Code)

                      2003 Stock Option/Stock Issuance Plan
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                            (Full title of the plan)


                                Kevin E. Kreisler
                                    Chairman
                              VERIDIUM CORPORATION
                                One Jasper Street
                           Paterson, New Jersey 07522
                                 (973) 942-7700
            (Name, address and telephone number of agent for service)
                          -----------------------------
                          Copies of Communications to:
                             Jeffrey A. Baumel, Esq.
                             McCarter & English, LLP
                               Four Gateway Center
                               100 Mulberry Street
                            Newark, New Jersey 07102
                                 (973) 622-4444
                          ----------------------------



                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ------------------------ -------------------
                                                    Proposed maximum        Proposed maximum
 Title of each class of       Amount to be         offering price per      aggregate offering         Amount of
    securities to be           registered               unit (1)                price (1)          registration fee
       registered
------------------------- ---------------------- ----------------------- ------------------------ -------------------
Common Stock, par value
$0.001 per share                4,000,000                $0.10                  $400,000                 $47
------------------------- ---------------------- ----------------------- ------------------------ -------------------

(1) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the Over-the-Counter Bulletin Board on January 28, 2004.

                                Explanatory note

This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register an additional 4,000,000 shares of common stock, par value $0.001 per share, of Veridium Corporation, a Delaware corporation (the "Registrant"), that may be issued under the Registrant's 2003 Stock Option/Stock Issuance Plan (the "Plan"). The contents of the Registrant's Registration Statement on Form S-8 filed on November 8, 2004 (File Number 333-120298) covering 2,500,000 shares under the Plan is incorporated herein by reference.

Part II. information required in the registration statement

Item 3.  incorporation of documents by reference

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference (Commission File No. 000-050469):

     (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed on April 24 2004;

     (b) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, filed on May 14, 2004;

     (c) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, filed on August 13, 2004;

     (d) Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, filed on November 15, 2004;

     (e)  Report filed on Form 8-K, filed on December 30, 2004;

     (f)  Report filed on Form 8-K, filed on February 3, 2005;

     (g) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10-KSB referred to in (a) above.;

     In addition, all documents filed subsequent to the date hereof by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing; provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.           Exhibits

EXHIBIT NUMBER    EXHIBIT

     4.1  2003 Stock Option/Stock Issuance Plan of Veridium Corporation

     5.1  Opinion of McCarter & English, LLP

     23.1 Consent of WithumSmith + Brown, P.C.

     23.2 Consent of McCarter & English,, LLP (included in Exhibit 5.1)

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of a filing on Form S-8 and authorized this filing to be signed on its behalf by the undersigned, in Paterson, New Jersey, on November 1, 2004.

VERIDIUM CORPORATION

By:         /S/      KEVIN E. KREISLER
                     KEVIN E. KREISLER
                     Chairman
Date:                February 8, 2005

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below hereby constitutes and appoints Kevin Kreisler as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue thereof.

VERIDIUM CORPORATION

            /S/      KEVIN E. KREISLER
By:                  KEVIN E. KREISLER
                     Chairman
Date:                February 8, 2005

            /S/      JAMES GREEN
                     JAMES GREEN
By:                  President, Chief Executive Officer,
                     Chief Operational Officer and
                     Acting Chief Financial Officer
Date:                February 8, 2005

            /S/      RICHARD KRABLIN
By:                  RICHARD KRABLIN
                     Secretary and Chief Compliance Officer
Date:                February 8, 2005

            /S/      JAMES HANRAHAN
                     Director
Date:                February 8, 2005

            /S/      STEPHEN LEWEN
                     Director
Date:                February 8, 2005